UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 12, 2008

ISCO INTERNATIONAL, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-22302	36-3688459
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1001 Cambridge Drive
Elk Grove Village, IL	60007
(Address of principal executive offices)	(Zip Code)

(847) 391-9400
 (Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                      Results of Operations and Financial Condition.

On November 12, 2008,  ISCO International, Inc. (the “Company” or “ISCO”) issued a press release to announce its third quarter financial results, and to announce that it will host an investor call to be held on Thursday, November 13, 2008, at 11:00 a.m. Eastern Time.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

ISCO is making reference to non-GAAP financial information in both the press release and the conference call. Certain of the non-GAAP measures are described below and are included in the reconciliation to the corresponding GAAP measures in the financial tables contained in the press release.

To supplement its financial results presented in accordance with GAAP, the Company uses the following non-GAAP financial measure: operating results before non cash items.  Excluded from this amount are charges for patent amortization, depreciation and other amortization, stock based compensation, and accrued interest expense.  The Company presents this non-GAAP financial measure as a supplement in reporting its financial results to provide investors with an additional tool to evaluate its operating results. This non-GAAP financial measure should not be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01                      Financial Statements and Exhibits.

d)	Exhibits

Exhibit No.	Exhibit

99.1	Press release of ISCO International, Inc. dated November 12, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this current report to be signed on its behalf by the undersigned, thereunto duly authorized.

ISCO INTERNATIONAL, INC.

By:	/s/ Gary Berger
Name : Gary Berger
Title : Chief Financial Officer
Date: November 12, 2008

Exhibit Index

Exhibit No.	Exhibit

99.1	Press release of ISCO International, Inc. dated November 12, 2008.